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                                                                  Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the following Registration Statements of Morgan Stanley Dean Witter & Co. of our reports dated January 21, 2000, included in and incorporated by reference in this Annual Report on Form 10-K of Morgan Stanley Dean Witter & Co. for the fiscal year ended November 30, 1999:

Filed on Form S-3:
           Registration Statement No. 33-57202
           Registration Statement No. 33-60734
           Registration Statement No. 33-89748
           Registration Statement No. 33-92172
           Registration Statement No. 333-07947
           Registration Statement No. 333-22409
           Registration Statement No. 333-27881
           Registration Statement No. 333-27893
           Registration Statement No. 333-27919
           Registration Statement No. 333-46403
           Registration Statement No. 333-46935
           Registration Statement No. 333-76111
           Registration Statement No. 333-75289

Filed on Form S-4:
           Registration Statement No. 333-25003

Filed on Form S-8:
           Registration Statement No. 33-62374
           Registration Statement No. 33-63024
           Registration Statement No. 33-63026
           Registration Statement No. 33-78038
           Registration Statement No. 33-79516
           Registration Statement No. 33-82240
           Registration Statement No. 33-82242
           Registration Statement No. 33-82244
           Registration Statement No. 333-04212
           Registration Statement No. 333-28141
           Registration Statement No. 333-25003
           Registration Statement No. 333-28263
           Registration Statement No. 333-62869
           Registration Statement No. 333-78081
           Registration Statement No. 333-95303


/s/ Deloitte & Touche LLP
New York, New York
February 24, 2000